Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(220,169,530)
Realized Trading Gain (Loss) on Swaps	(134,148,576)
Unrealized Gain (Loss) on Market Value of Futures	139,770,168
Unrealized Gain (Loss) on Market Value of Swaps	68,999,139
Dividend Income	80,717
Interest Income	38,230
ETF Transaction Fees	17,000
Total Income (Loss)	$(145,412,852)

Expenses
Investment Advisory Fee	$1,137,008
Brokerage Commissions	529,277
Tax Reporting Fees	123,070
NYMEX License Fee	51,480
Legal Fees	41,357
Non-interested Directors' Fees and Expenses	14,997
Audit Fees	13,589
SEC & FINRA Registration Expense	8,680
Total Expenses	$1,919,458
Net Gain (Loss)	$(147,332,310)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$2,532,777,975
Additions (55,200,000 Units)	317,840,967
Withdrawals (22,000,000 Units)	(126,640,272)
Net Gain (Loss)	(147,332,310)

Net Asset Value End of Period	$2,576,646,360
Net Asset Value Per Unit (443,000,000 Units)	$5.82

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502